EXHIBIT 99

Written Statement of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Central European Distribution Corporation (the “Company”), each hereby certifies that, to his knowledge on the date hereof:

(a)  the Form 10-K/A of the Company for the Fiscal Year Ended December 31, 2001, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)  information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ WILLIAM V. CAREY
William V. Carey Chief Executive Officer September 4, 2002

By:	/s/ NEIL A.M. CROOK
Neil A.M. Crook Chief Financial Officer September 4, 2002